Exhibit 5.1

July 2, 2026

Olin Corporation

190 Carondelet Plaza

Suite 1530

Clayton, Missouri 63105

Olin Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 98,462,818 shares of the Company’s common stock, $1.00 par value per share (the “Shares”), issuable by the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 15, 2026 (the “Merger Agreement”), by and among the Company, Huntsman Corporation, Olympus Merger Sub, Inc. and Hook Merger Sub LLC. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the Registration Statement and the Merger Agreement. In addition, we have examined and relied upon the following:

(i) a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the Company’s Amended and Restated Articles of Incorporation and the Company’s Bylaws, as amended (the “Organizational Documents”), and (B) the resolutions of the Company’s Board of Directors approving the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, and authorizing the filing of the Registration Statement by the Company;

(ii) a certificate, dated July 2, 2026, issued by the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status of the Company in the Commonwealth of Virginia (the “Corporate Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the laws of the Commonwealth of Virginia.

McGuireWoods LLP | www.mcguirewoods.com

Atlanta | Austin | Baltimore | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London | Los Angeles - Century City | New York | Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Seattle | Tysons | Washington, D.C.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The genuineness of all signatures and the legal capacity of natural persons.

(d) Authorization, Execution and Delivery of Subject Documents by Certain Parties. The Merger Agreement has been duly authorized by all necessary corporate or limited liability company action on the part of the parties thereto and has been duly executed and delivered by such parties, except that no such assumptions are made as to the Company.

(e) Subject Documents Binding on Certain Parties. The Merger Agreement and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms.

(f) Registration Statement. The Registration Statement will have been declared effective under the Securities Act by the SEC.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia and is in good standing under such laws.

2. Validity of Common Stock. The Shares have been duly authorized and, when the Shares have been issued and delivered in accordance with the terms and conditions set forth in the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the joint proxy statement/prospectus that forms a part of the Registration Statement under the caption “Validity of Common Stock.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ McGuireWoods LLP

3